SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 3, 1996
                Date of Report (Date of earliest event reported)


                       CHILDREN'S BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)


         Minnesota                    0-21534                 41-1663712
(State or other jurisdiction    (Commission File No.)     (IRS Employer ID No.)
     of incorporation)


              724 First Street North, Minneapolis, Minnesota 55401
                    (Address of principal executive offices)


                                 (612) 338-3300
              (Registrant's telephone number, including area code)




ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On June 3, 1996, the Company completed the acquisition of substantially all of the assets of Radio Station WCAR-AM, licensed to Livonia, Michigan, from Wolpin Broadcasting Company, pursuant to an Asset Purchase Agreement dated January 30, 1996. WCAR-AM serves the Detroit, Michigan market. The aggregate purchase price for the station assets and related real estate was $1.5 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  It is impractical for the Registrant to provide required financial statements specified in Rule 3-05(b) for the acquisition described in Item 2. The Registrant intends to file such financial statements within 60 days.

         (b)      Pro forma financial information.

                  It is impractical for the Registrant to provide required pro forma financial information. The Registrant intends to file such financial statements within 60 days.

         (c)      Exhibits.

                  10.1 Asset Purchase Agreement dated January 30, 1996, between the Company and Wolpin Broadcasting Company (incorporated by reference to Exhibit 10.49 to Registrant's Registration Statement on Form S-2, File No. 33-80721).

                  10.2 Real Estate Purchase Agreement dated January 30, 1996, between the Company and Weber/Wolpin Realty Company (incorporated by reference to Exhibit 10.50 to Registrant's Registration Statement on Form S-2, File No. 33-80721).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHILDREN'S BROADCASTING CORPORATION




Dated:  June 17, 1996.                 By: /s/ James G. Gilbertson
                                           James G. Gilbertson
                                           Executive Vice President and
                                           Chief Financial Officer